Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS ISSUES STRONG FIRST QUARTER RESULTS

•	Comparable Center Net Operating Income (NOI), Average Rent Per Square Foot, and Mall Tenant Sales Per Square Foot Up

•	Releasing Spreads 31.8 Percent

•	The Mall of San Juan Opens to Thousands

BLOOMFIELD HILLS, Mich., April 29, 2015 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the first quarter of 2015.

	March 31, 2015 Three Months Ended	March 31, 2014 Three Months Ended
Net income attributable to common shareholders per diluted share (EPS)	$0.47	$5.74 (1)
Funds from Operations (FFO) per diluted share	$0.81 (2)	$0.90
(1)
Includes a net gain of $476 million ($5.30 per share) on the sale of a 49.9 percent interest in the entity that owns International Plaza (Tampa, Fla.), as well as investments in Arizona Mills (Tempe, Ariz.) and land in Syosset, New York (Oyster Bay).

(2)
Excludes the operations of the seven centers sold to Starwood Capital Group in October 2014 and Arizona Mills, which was sold in January 2014. Includes the operations of The Mall at University Town Center (Sarasota, Fla.), which opened in October 2014, and The Mall of San Juan (San Juan, Puerto Rico), which opened in March 2015.

“We achieved strong results this quarter,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “We saw solid growth in the NOI of our core centers and were positively impacted by the excellent performance of The Mall at University Town Center.” FFO was negatively impacted by the sale of seven centers sold to Starwood in October 2014.

Operating Statistics

For the quarter, comparable center NOI excluding lease cancellation income was up 3.7 percent. Including lease cancellation income, comparable center NOI growth was 5.3 percent. Average rent per square foot for the quarter was $60.12, up 4.2 percent from $57.71 in the comparable period last year. Trailing 12-month releasing spreads per square foot for the period ended March 31, 2015 were 31.8 percent.

Mall tenant sales per square foot were up 2.3 percent from the first quarter of 2014. This brings the company’s 12-month trailing mall tenant sales per square foot to $813, an increase of 0.5 percent from the 12-months ended March 31, 2014. “We were pleased to see that sales trended modestly up for the quarter, especially in an environment with virtually no inflation,” said Mr. Taubman.

Ending occupancy in comparable centers was 92.7 percent on March 31, 2015, down 0.4 percent from 93.1 percent on March 31, 2014. Leased space in comparable centers was 95.5 percent on March 31, 2015, down 0.5 percent from 96 percent on March 31, 2014.

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The Mall of San Juan Opens, Ownership Increased

On March 26, the company held the grand opening of The Mall of San Juan. The center represents the island’s first upscale shopping destination and features a singular collection of retailers - more than 60 percent of which will be unique to market - and the Caribbean’s only Nordstrom and Saks Fifth Avenue. “It’s an extraordinary center, the most beautiful we’ve ever built,” said Mr. Taubman. The 630,000-square-foot shopping center was developed through a partnership between Taubman and New Century Development, Inc. See Shoppers Eagerly Welcome The Mall of San Juan - March 26, 2015.

On April 16, the company announced it acquired an additional 15 percent interest in the center, increasing its ownership to 95 percent. The remaining 5 percent will be retained by New Century. “We remain absolutely bullish about the long-term viability of the market and success of the project. As it stabilizes, we believe it will become one of the strongest assets in our portfolio and will create significant value for shareholders,” said Mr. Taubman. See Taubman Announces Ownership Increase in The Mall of San Juan - April 16, 2015.

Development

In April, the company announced that International Market Place, the company’s $465 million project in Waikiki, Honolulu, Hawaii, will open on August 25, 2016. The 360,000 square foot, open-air, retail dining and entertainment destination will be anchored by the first and only full-line Saks Fifth Avenue in Hawaii, and will feature approximately 75 stores and seven restaurants. The company continues to expect to earn an after-tax return of 7 percent at stabilization. See Michael Fenley Named General Manager of International Market Place - April 9, 2015.

The company now expects CityOn.Xi’an (Xi’an, China) to open in spring 2016 due to permitting delays. This change will not impact the company’s anticipated $115 million share of total project cost or after-tax stabilized return of 6 to 6.5 percent. CityOn.Xi’an is the approximately 1 million square foot retail and restaurant component of the 5.9 million square foot mixed-use development, Xi’an Saigao City Plaza.

Construction progress on the company’s Hanam Union Square (Hanam, Gyeonggi Province, South Korea) project is running ahead of schedule. The company now expects the opening to occur in early fall 2016. Taubman Asia and Shinsegae Group are co-developing the project. Hanam Union Square will be the largest true western style mall in Korea.

Dividend Increased

In March, the company declared a regular quarterly dividend of $0.565 per share of common stock, an increase of 4.6 percent. Since the company went public in 1992 it has never reduced its common dividend and has increased its dividend 18 times, achieving a 4.4 percent compounded annual growth rate. See Taubman Centers Increases Quarterly Common Dividend 4.6 Percent to $0.565 Per Share - March 10, 2015.

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Share Repurchase Program

In March, the company announced a $250 million increase to its share repurchase program. The increase brought the company’s total authorization to $450 million. See Taubman Centers Increases Share Repurchase Program by $250 Million - March 10, 2015.

During the quarter ended March 31, 2015, the company purchased 1,153,230 shares of its common stock at an average price of $73.69 per share. Since the program’s inception in August 2013, the company has purchased 1,940,301 shares of its common stock at an average price of $70.75 per share. At March 31, 2015, the company had approximately $313 million available under its share repurchase authorization.

2015 Guidance

The company is adjusting its guidance for 2015 FFO per diluted share to $3.20 to $3.28 from the previous range of $3.18 to $3.28. This includes the impact of share repurchases through March 31, but excludes assumptions for future repurchases. This guidance also assumes comparable center NOI growth, excluding lease cancellation income, of 2.5 to 3 percent for the year, down from about 3 percent. This is due to lower than expected rent growth in the company’s Consumer Price Index escalations in the majority of the company’s tenant leases. The Index used in the formula to calculate these escalations showed zero increase at the end of February. 2015 EPS is expected to be in the range of $1.59 to $1.72.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statement

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopment

•	Capital Spending

•	Operational Statistics

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

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Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Thursday, April 30 to discuss these results, business conditions and the company’s outlook for the remainder of 2015. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers, Inc. (NYSE: TCO) is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 22 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing four properties in the U.S. and Asia totaling 4.1 million square feet. Taubman, with more than 60 years of experience in the shopping center industry, is headquartered in Bloomfield Hills, Mich., and Taubman Asia is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Barbara Baker, Taubman, Vice President, Corporate Affairs & Investor Relations, 248-258-7367
bbaker@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com
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Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2015 and 2014
(in thousands of dollars, except as indicated)
	Three Months Ended
	2015	2014
Net income (1)	51,000	526,157
Noncontrolling share of income of consolidated joint ventures	(2,591)	(3,118)
Noncontrolling share of income of TRG	(12,511)	(147,662)
Distributions to participating securities of TRG	(492)	(468)
Preferred stock dividends	(5,784)	(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners (1)	29,622	369,125
Net income per common share - basic (1)	0.47	5.84
Net income per common share - diluted (1)	0.47	5.74
Beneficial interest in EBITDA - Combined (2)	103,506	608,989
Adjusted Beneficial interest in EBITDA - Combined (2)	103,506	122,369
Funds from Operations (1)(2)	72,916	81,223
Funds from Operations attributable to TCO (1)(2)	51,970	58,036
Funds from Operations per common share - basic (1)(2)	0.82	0.92
Funds from Operations per common share - diluted (1)(2)	0.81	0.90
Weighted average number of common shares outstanding - basic	63,039,777	63,165,611
Weighted average number of common shares outstanding - diluted	63,935,280	64,821,603
Common shares outstanding at end of period	62,307,024	63,262,045
Weighted average units - Operating Partnership - basic	88,143,888	88,312,842
Weighted average units - Operating Partnership - diluted	89,910,652	89,968,834
Units outstanding at end of period - Operating Partnership	87,370,413	88,407,745
Ownership percentage of the Operating Partnership at end of period	71.3%	71.6%
Number of owned shopping centers at end of period	19	24

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (2)(3)	3.7%	1.9%
Net Operating Income including lease cancellation income - growth % (2)(3)	5.3%	2.0%
Mall tenant sales - all centers (4)	1,175,757	1,117,497
Mall tenant sales - comparable (3)(4)	1,123,838	1,117,497
Ending occupancy - all centers	89.8%	93.0%
Ending occupancy - comparable (3)	92.7%	93.1%
Leased space - all centers	93.7%	95.5%
Leased space - comparable (3)	95.5%	96.0%
Average rent per square foot - Consolidated Businesses (3)	60.71	58.95
Average rent per square foot - Unconsolidated Joint Ventures (3)	59.26	55.81
Average rent per square foot - Combined (3)	60.12	57.71

	Twelve Months Trailing
	2015	2014
Operating Statistics:
Mall tenant sales - all centers (4)	5,027,722	4,951,528
Mall tenant sales - comparable (3)(4)	4,874,307	4,923,637
Sales per square foot (3)(4)	813	809
All centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.0%	13.5%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	13.2%	12.9%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	13.7%	13.3%
Comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.1%	13.5%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	13.4%	12.9%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	13.8%	13.3%

Taubman Centers/6

(1)
Earnings no longer reflect the results of the centers sold to the Starwood Capital Group (Starwood) for periods after the October 2014 disposition date. During the three month period ended March 31, 2014, the Company recognized a gain (net of tax) of $476.4 million from dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project. The effect of the gain on dispositions from the International Plaza, Arizona Mills, and Oyster Bay dispositions on diluted earnings per common share (EPS) was $5.30 per share.

(2)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three month period ended March 31, 2014, EBITDA was adjusted for the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(3)
Statistics exclude non-comparable centers for all periods presented. The March 31, 2014 statistics have been restated to include comparable centers to 2015. Sales per square foot exclude spaces greater than or equal to 10,000 square feet. In addition, Taubman Prestige Outlets Chesterfield has also been excluded from comparable trailing 12 month statistics reported for 2015 and 2014 as the center was not open for the entire 12 months ended March 31, 2014.

(4)	Based on reports of sales furnished by mall tenants. The 2014 sales statistics have been adjusted to exclude the portfolio of seven centers included in the sale to Starwood in October 2014.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2015 and 2014
(in thousands of dollars)
	2015		2014
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	74,567	52,709	97,890	46,508
Percentage rents	2,930	2,247	4,662	2,054
Expense recoveries	43,912	31,557	62,709	27,036
Management, leasing, and development services	2,957		2,505
Other	4,623	5,401	7,012	1,627
Total revenues	128,989	91,914	174,778	77,225

EXPENSES:
Maintenance, taxes, utilities, and promotion	31,633	21,499	47,941	20,003
Other operating	13,218	5,430	15,496	4,927
Management, leasing, and development services	1,130		1,285
General and administrative	11,925		11,537
Interest expense	13,525	20,966	26,130	17,892
Depreciation and amortization	24,041	13,499	35,118	11,700
Total expenses	95,472	61,394	137,507	54,522

Nonoperating income, net	1,246	8	1,103	2
	34,763	30,528	38,374	22,705
Income tax expense	(838)		(699)
Equity in income of Unconsolidated Joint Ventures	17,075		12,068
	51,000		49,743
Gain on dispositions, net of tax (2)			476,414
Net income	51,000		526,157
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,591)		(3,118)
Noncontrolling share of income of TRG	(12,511)		(147,662)
Distributions to participating securities of TRG	(492)		(468)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	29,622		369,125

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (3)	72,329	64,993	586,242	52,297
EBITDA - outside partners' share	(5,329)	(28,487)	(6,343)	(23,207)
Beneficial interest in EBITDA	67,000	36,506	579,899	29,090
Gain on dispositions			(486,620)
Beneficial interest expense	(11,871)	(11,363)	(24,066)	(9,844)
Beneficial income tax expense - TRG and TCO	(838)		(699)
Beneficial income tax expense - TCO	179		59
Non-real estate depreciation	(913)		(812)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations contribution	47,773	25,143	61,977	19,246

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	(257)	393	421	146
Green Hills purchase accounting adjustments - minimum rents increase	93		192
El Paseo Village and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	306		306
Waterside Shops purchase accounting adjustments - interest expense reduction		263		263
Taubman BHO headquarters purchase accounting adjustment -
interest expense reduction	182		61

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the January 2014 disposition. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method of accounting within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method accounting through the disposition in January 2014. The results of the centers sold to Starwood were consolidated through the October 2014 disposition.

(2)
During the three months ended March 31, 2014, the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project is net of income tax expenses of $10.2 million recognized.

(3)
For the three months ended March 31, 2014, EBITDA includes the Company's $486.6 million (before tax) gain from the dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Three Months Ended March 31, 2015 and 2014
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2015			2014
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	29,622	63,039,777	0.47	369,125	63,165,611	5.84

Add distributions to participating securities of TRG				468	871,262
Add impact of share-based compensation	125	895,503		2,587	784,730

Net income attributable to TCO common shareowners - Diluted	29,747	63,935,280	0.47	372,180	64,821,603	5.74

Add depreciation of TCO's additional basis	1,617		0.03	1,720		0.03
Add TCO's additional income tax expense	179		0.00	59		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	31,543	63,935,280	0.49	373,959	64,821,603	5.77

Add noncontrolling share of income of TRG	12,511	25,104,110		147,662	25,147,231
Add distributions to participating securities of TRG	492	871,262

Net income attributable to partnership unitholders
and participating securities	44,546	89,910,652	0.50	521,621	89,968,834	5.80

Add (less) depreciation and amortization:
Consolidated businesses at 100%	24,041		0.27	35,118		0.39
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,084)		(0.01)	(1,161)		(0.01)
Share of Unconsolidated Joint Ventures	8,068		0.09	7,178		0.08
Non-real estate depreciation	(913)		(0.01)	(812)		(0.01)

Less gain on dispositions, net of tax				(476,414)		(5.30)
Less impact of share-based compensation	(125)		(0.00)	(2,587)		(0.03)

Funds from Operations	72,916	89,910,652	0.81	81,223	89,968,834	0.90

TCO's average ownership percentage of TRG	71.5%			71.5%

Funds from Operations attributable to TCO,
excluding additional income tax expense	52,149		0.81	58,095		0.90

Less TCO's additional income tax expense	(179)		(0.00)	(59)		(0.00)

Funds from Operations attributable to TCO	51,970		0.81	58,036		0.90

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended March 31, 2015 and 2014
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2015	2014
Net income	51,000	526,157

Add (less) depreciation and amortization:
Consolidated businesses at 100%	24,041	35,118
Noncontrolling partners in consolidated joint ventures	(1,084)	(1,161)
Share of Unconsolidated Joint Ventures	8,068	7,178

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	13,525	26,130
Noncontrolling partners in consolidated joint ventures	(1,654)	(2,064)
Share of Unconsolidated Joint Ventures	11,363	9,844
Income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay		10,206
Other income tax expense	838	699

Less noncontrolling share of income of consolidated joint ventures	(2,591)	(3,118)

Beneficial Interest in EBITDA	103,506	608,989

TCO's average ownership percentage of TRG	71.5%	71.5%

Beneficial Interest in EBITDA attributable to TCO	74,027	435,578

Beneficial Interest in EBITDA	103,506	608,989

Less gain on dispositions		(486,620)

Adjusted Beneficial Interest in EBITDA	103,506	122,369

TCO's average ownership percentage of TRG	71.5%	71.5%

Adjusted Beneficial Interest in EBITDA attributable to TCO	74,027	87,524

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended March 31, 2015, 2014, and 2013
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2015		2014		2014		2013
Net income	51,000		526,157		526,157		46,356

Add (less) depreciation and amortization:
Consolidated businesses at 100%	24,041		35,118		35,118		37,022
Noncontrolling partners in consolidated joint ventures	(1,084)		(1,161)		(1,161)		(1,116)
Share of Unconsolidated Joint Ventures	8,068		7,178		7,178		6,309

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	13,525		26,130		26,130		34,452
Noncontrolling partners in consolidated joint ventures	(1,654)		(2,064)		(2,064)		(2,163)
Share of Unconsolidated Joint Ventures	11,363		9,844		9,844		9,376
Income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay			10,206		10,206
Other income tax expense	838		699		699		1,028

Less noncontrolling share of income of consolidated joint ventures	(2,591)		(3,118)		(3,118)		(2,781)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	5,329		6,343		6,343		6,060
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	28,487		23,207		23,207		20,214

EBITDA at 100%	137,322		638,539		638,539		154,757

Add (less) items excluded from shopping center NOI:
General and administrative expenses	11,925		11,537		11,537		12,236
Management, leasing, and development services, net	(1,827)		(1,220)		(1,220)		(1,356)
Straight-line of rents	(720)		(1,044)		(1,044)		(1,456)
Gain on dispositions			(486,620)		(486,620)
Gain on sale of peripheral land							(863)
Gain on sale of marketable securities							(1,323)
Dividend income	(826)		(224)		(224)
Interest income	(666)		(127)		(127)		(59)
Other nonoperating (income) expense	238		(754)		(754)
Non-center specific operating expenses and other	4,348		3,748		3,748		3,592

NOI - all centers at 100%	149,794		163,835		163,835		165,528

Less - NOI of non-comparable centers	(5,155)	(1)	(26,471)	(2)	(24,966)	(3)	(29,333)	(4)

NOI at 100% - comparable centers	144,639		137,364		138,869		136,195

NOI - growth %	5.3%				2.0%

NOI at 100% - comparable centers	144,639		137,364		138,869		136,195

Lease cancellation income	(4,082)		(1,853)		(1,853)		(1,691)

NOI at 100% - comparable centers excluding lease cancellation income	140,557		135,511		137,016		134,504

NOI excluding lease cancellation income - growth %	3.7%				1.9%

(1)	Includes The Mall of San Juan and The Mall at University Town Center.
(2)
Includes portfolio of centers sold to Starwood and Arizona Mills for the approximately one-month period prior to its disposition. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

(3)	Includes the portfolio of centers sold to Starwood, Taubman Prestige Outlets Chesterfield, and Arizona Mills for the approximately one-month period prior to its disposition.
(4)	Includes the portfolio of centers sold to Starwood and Arizona Mills.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of March 31, 2015 and December 31, 2014
(in thousands of dollars)
	As of
	March 31, 2015	December 31, 2014
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,392,167	3,262,505
Accumulated depreciation and amortization	(989,649)	(970,045)
	2,402,518	2,292,460
Investment in Unconsolidated Joint Ventures	386,986	370,004
Cash and cash equivalents	105,539	276,423
Restricted cash	28,042	37,502
Accounts and notes receivable, net	45,498	49,245
Accounts receivable from related parties	3,223	832
Deferred charges and other assets	190,646	188,435
	3,162,452	3,214,901
Liabilities:
Notes payable	2,057,403	2,025,505
Accounts payable and accrued liabilities	306,883	292,802
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	475,794	476,651
	2,840,080	2,794,958
Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	623	633
Additional paid-in capital	757,125	815,961
Accumulated other comprehensive income (loss)	(21,124)	(15,068)
Dividends in excess of net income	(488,849)	(483,188)
	247,800	318,363
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(14,451)	(14,796)
Noncontrolling interests in partnership equity of TRG	89,023	116,376
	74,572	101,580
	322,372	419,943
	3,162,452	3,214,901
Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	1,593,495	1,580,926
Accumulated depreciation and amortization	(559,503)	(548,646)
	1,033,992	1,032,280
Cash and cash equivalents	39,262	49,765
Accounts and notes receivable, net	37,413	38,788
Deferred charges and other assets	40,044	33,200
	1,150,711	1,154,033
Liabilities:
Notes payable	2,002,957	1,989,546
Accounts payable and other liabilities	84,279	103,161
	2,087,236	2,092,707
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(517,079)	(520,714)
Accumulated deficiency in assets - Joint Venture Partners	(405,445)	(407,870)
Accumulated other comprehensive loss - TRG	(7,003)	(5,045)
Accumulated other comprehensive loss - Joint Venture Partners	(6,998)	(5,045)
	(936,525)	(938,674)
	1,150,711	1,154,033

(1)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in projects that are currently under development.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2015

Funds from Operations per common share	3.20	3.28

Real estate depreciation - TRG	(1.48)	(1.43)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.10)	(0.10)

Net income attributable to common shareowners, per common share (EPS)	1.59	1.72